Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF

RENAISSANCE LEARNING, INC.

The following unaudited pro forma combined financial information as of and for the year ended December 31, 2004 gives effect to (1) the proposed acquisition of AlphaSmart, Inc. (“AlphaSmart”) by Renaissance Learning, Inc. (“Renaissance”) and (2) the disposition of Generation21 Learning Systems, LLC (“Generation21”) by Renaissance, and should be read in conjunction with Renaissance and AlphaSmart’s historical financial statements.  In addition, the unaudited pro forma combined financial information for the years ended December 31, 2003 and 2002 give effect to the disposition of Generation21 by Renaissance, and should be read in conjunction with Renaissance’s historical financial statements.  Renaissance’s historical consolidated financial statements and related notes are contained in Renaissance’s Annual Report on Form 10-K for the year ended December 31, 2004.  AlphaSmart’s historical consolidated financial statements and related notes are included in the Registration Statement on Form S-4 filed by Renaissance with the Securities and Exchange Commission on February 25, 2005, and as amended on Form S-4/A filed on April 13, 2005.  For accounting purposes, the acquisition of AlphaSmart will be accounted for as a purchase business combination with Renaissance being the acquiring enterprise.  The unaudited pro forma combined statement of income for the year ended December 31, 2004 gives effect to the proposed acquisition of AlphaSmart as if it occurred on January 1, 2004, the unaudited pro forma combined statements of income for the years ended December 31, 2004, 2003 and 2002 give effect to the disposition of Generation21 as if it occurred on January 1, 2002 and the unaudited pro forma combined balance sheet gives effect to the proposed acquisition of AlphaSmart and the disposition of Generation21 as if they occurred on December 31, 2004.  The unaudited pro forma combined financial statements were prepared based on the assumption that the consideration to be paid in the acquisition will be paid in the ratio of 55% cash and 45% stock and an estimated volume weighted average price of $16.25 per share of Renaissance common stock was used to calculate the number of shares of Renaissance common stock to be exchanged for AlphaSmart common stock.

Because this unaudited pro forma combined financial information has been prepared based on preliminary estimates of the fair values of AlphaSmart’s assets and liabilities and on the estimated effect of exiting the Generation21 business, the actual amounts recorded as of the completion of the proposed acquisition of AlphaSmart and the disposition of Generation21 may differ materially from the information presented in this unaudited pro forma combined financial information.  In addition to the final valuation, the impact of any integration activities, the market price of Renaissance common stock, the timing of the completion of the proposed acquisition of AlphaSmart, changes in AlphaSmart’s net tangible and intangible assets that occur prior to completion of the proposed acquisition of AlphaSmart, and other factors could cause material differences between actual amounts and the information presented herein.

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2004

			Pro Forma Adjustments
	Historical Renaissance Learning, Inc.	Historical AlphaSmart, Inc. (1)	Acquisition of AlphaSmart		Disposition of Generation21		Pro Forma Combined for Acquisition and Disposition
	(Dollars in thousands, except per share amounts)
Net sales:
Products	$ 92,326	$ 35,461	$ (34)	(2)	$ (844)	(8)	$ 126,909
Services	21,722	-	-		(1,480)	(8)	20,242
Total net sales	114,048	35,461	(34)		(2,324)		147,151

Cost of sales:
Products	6,419	17,149	(34)	(2)(3)	(252)	(8)	23,282
Services	10,322	-	-		(790)	(8)	9,532
Total cost of sales	16,741	17,149	(34)		(1,042)		32,814
Gross profit	97,307	18,312	-		(1,282)		114,337

Operating expenses:
Product development	16,803	2,410	-		(2,267)	(8)	16,946
Selling & marketing	33,022	7,084	718	(4)	(2,471)	(8)	38,353
General & administrative	13,086	4,613	-		(1,081)	(8)	16,618
Total operating expense	62,911	14,107	718		(5,819)		71,917

Operating income (loss)	34,396	4,205	(718)		4,537		42,420

Other income (expense)
Interest income	1,072	31	(555)	(5)	-		548
Interest expense	-	(631)	-		-		(631)
Other, net	567	20	-		1	(8)	588
Total other income (expense)	1,639	(580)	(555)		1		505

Income before taxes from
continuing operations	36,035	3,625	(1,273)		4,538		42,925
Income tax provision	13,333	1,413	(471)	(6)	1,679	(9)	15,954
Income from continuing
operations	$ 22,702	$ 2,212	$ (802)		$ 2,859		$ 26,971
Earnings per share:
Basic	$ 0.73						$ 0.83
Diluted	$ 0.73						$ 0.82

Weighted average number of common shares outstanding:
Basic	31,046,200						32,642,648 (7)
Diluted	31,199,811						32,796,259 (7)

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2004

The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

(1)

Reflects the results for the year ended December 31, 2004 for AlphaSmart.  Certain amounts have been reclassified to conform with Renaissance’s presentation.

(2)

To eliminate intercompany license revenues between Renaissance and AlphaSmart.

(3)

The pro forma statement of income for the year ended December 31, 2004 excludes any adjustment to cost of sales related to the fair value step-up of inventory value reflected in the December 31, 2004 pro forma combined balance sheet due to the non-recurring nature of the related expense.

(4)

Reflects amortization computed on an accelerated basis of the $4.1 million assigned to the intangible value of acquired customer relationships based on an estimated useful life of 10 years.

(5)

To reduce interest earnings for the effect of paying cash to fund 55% of the purchase price at January 1, 2004.

(6)

To record a provision for income taxes at 37% on the pro forma adjustments.

(7)

Reflects the issuance of 1,596,448 shares of Renaissance common stock to fund 45% of the purchase price.

(8)

To eliminate Generation21’s actual results of operations for the year ended December 31, 2004.  Excludes the estimated gain on the sale of Generation21 of approximately $700,000, which includes a one-time tax benefit of approximately $1 million.  The expected gain on the sale will be reflected on Renaissance’s income statement for the year ended December 31, 2005 as gain on disposal of discontinued operations.

(9)

To record the tax benefit of Generation21’s 2004 operating loss at a 37% tax rate.

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2003

	Historical Renaissance Learning, Inc.	Pro Forma Adjustments for Disposition of Generation21		Pro Forma for Disposition
	(In thousands, except share and per share data)
Net sales:
Products	$ 107,863	$ (1,783)	(1)	$ 106,080
Services	22,681	(1,129)	(1)	21,552
Total net sales	130,544	(2,912)		127,632

Cost of sales:
Products	10,826	(170)	(1)	10,656
Services	10,256	(628)	(1)	9,628
Total cost of sales	21,082	(798)		20,284
Gross profit	109,462	(2,114)		107,348

Operating expenses:
Product development	17,000	(2,119)	(1)	14,881
Selling & marketing	30,623	(2,626)	(1)	27,997
General & administrative	13,593	(1,247)	(1)	12,346
Total operating expense	61,216	(5,992)		55,224

Operating income (loss)	48,246	3,878		52,124

Other income (expense)
Interest income	1,927	-		1,927
Interest expense	-	-		-
Other, net	339	1	(1)	340
Total other income (expense)	2,266	1		2,267

Income before taxes from continuing operations	50,512	3,879		54,391
Income tax provision	17,971	1,435	(2)	19,406
Income from continuing operations	$ 32,541	$ 2,444		$ 34,985

Earnings per share:
Basic	$ 1.05			$ 1.12
Diluted	$ 1.04			$ 1.12

Weighted average number of common shares outstanding:
Basic	31,110,578			31,110,578
Diluted	31,305,431			31,305,431

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2003

The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

(1)

To eliminate Generation21’s actual results of operations for the year ended December 31, 2003.  Excludes the estimated gain on the sale of Generation21 of approximately $700,000, which includes a one-time tax benefit of approximately $1.1 million.  The expected gain on the sale will be reflected on Renaissance’s income statement for the year ended December 31, 2005 as gain on disposal of discontinued operations.

(2)

To record the tax benefit of Generation21’s 2003 operating loss at a 37% tax rate.

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2002

	Historical Renaissance Learning, Inc.	Pro Forma Adjustments for Disposition of Generation21		Pro Forma for Disposition
	(In thousands, except share and per share data)
Net sales:
Products	$ 109,503	$ (1,097)	(1)	$ 108,406
Services	21,729	(744)	(1)	20,985
Total net sales	131,232	(1,841)		129,391

Cost of sales:
Products	11,930	(148)	(1)	11,782
Services	9,741	(498)	(1)	9,243
Total cost of sales	21,671	(646)		21,025
Gross profit	109,561	(1,195)		108,366

Operating expenses:
Product development	17,266	(2,306)	(1)	14,960
Selling & marketing	30,974	(2,961)	(1)	28,013
General & administrative	13,830	(1,148)	(1)	12,682
Total operating expense	62,070	(6,415)		55,655

Operating income (loss)	47,491	5,220		52,711

Other income (expense)
Interest income	3,207	-		3,207
Interest expense	-	-		-
Other, net	553	-		553
Total other income (expense)	3,760	-		3,760

Income before taxes from continuing operations	51,251	5,220		56,471
Income tax provision	19,813	1,931	(2)	21,744
Income from continuing operations	$ 31,438	$ 3,289		$ 34,727

Earnings per share:
Basic	$ 0.93			$ 1.03
Diluted	$ 0.92			$ 1.02

Weighted average number of common shares outstanding:
Basic	33,858,579			33,858,579
Diluted	34,067,716			34,067,716

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2002

The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

(1)

To eliminate Generation21’s actual results of operations for the year ended December 31, 2002.  Excludes the estimated gain on the sale of Generation21 of approximately $700,000, which includes a one-time tax benefit of approximately $1.1 million.  The expected gain on the sale will be reflected on Renaissance’s income statement for the year ended December 31, 2005 as gain on disposal of discontinued operations.

(2)

To record the tax benefit of Generation21’s 2002 operating loss at a 37% tax rate.

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2004

			Pro Forma Adjustments
ASSETS	Historical Renaissance Learning, Inc.	Historical AlphaSmart, Inc. (1)	Acquisition of AlphaSmart		Disposition of Generation21		Pro Forma Combined for Acquisition and Disposition
			(In thousands)
Current assets:
Cash and equivalents	$ 27,460	$ 4,070	$ (6,422)	(8)	$ 75	(9)	$ 25,183
Investment securities	25,103	-	25,103	(8)	-		-
Accounts receivable, less allowances	8,969	4,052	-		(527)	(9)	12,494
Inventories	2,375	4,087	170	(2)	(11)	(9)	6,621
Prepaid expenses	1,227	1,803	(1,544)	(3)	(33)	(9)	1,453
Deferred tax assets	3,800	498	3,035	(5)	-		7,333
Other current assets	452	1,422	208	(3)	-		2,082
Total current assets	69,386	15,932	(29,656)		(496)		55,166

Investment securities	21,003	-	-		-		21,003
Property, plant & equipment, net	19,130	572	-		(578)	(9)	19,124
Deferred tax assets	1,620	285	(681)	(5)	-		1,224
Goodwill	2,757	-	38,707	(6)	-		41,464
Other intangibles, net	192	-	7,100	(4)	-		7,292
Capitalized software, net	636	351	-		-		987
Other assets	-	1,842	(1,117)	(3)	-		725
Total assets	$ 114,724	$ 18,982	$ 14,353		$ (1,074)		$ 146,985

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$ 2,667	$ 1,470	$ 2,800	(3)	$ -		$ 6,937
Deferred revenue	17,554	-	-		(1,070)	(9)	16,484
Payroll & employee benefits	3,069	717	-		(85)	(9)	3,701
Income taxes payable (receivable)	925	642	(385)	(7)	(1,325)	(9)	(143)
Other current liabilities	3,934	826	-		663	(9)	5,423
Total current liabilities	28,149	3,655	2,415		(1,817)		32,402

Deferred revenue	620	-	-		-		620
Deferred compensation	1,354	-	-		-		1,354
Other long-term liabilities	-	42	1,280	(3)	-		1,322
Total liabilities	30,123	3,697	3,695		(1,817)		35,698

Minority interest	184	-	-		-		184
Shareholders’ equity:
Common Stock	347	2	14	(8)	-		363
Additional paid-in capital	54,490	35,697	(9,770)	(8)	-		80,417
Retained earnings	99,689	15,721	(15,721)	(8)	743	(9)	100,432
Accumulated other comprehensive income	104	1	(1)	(8)	-		104
Treasury stock	(70,213)	-	-		-		(70,213)
Unearned stock-based compensation	-	(137)	137	(8)	-		-
Distributions in excess of book value	-	(35,999)	35,999	(8)	-		-
Total shareholders’ equity	84,417	15,285	10,658		743		111,103
Total liabilities & shareholders’ equity	$ 114,724	$ 18,982	$ 14,353		$ (1,074)		$ 146,985

RENAISSANCE LEARNING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2004

The accompanying notes to the unaudited pro forma combined balance sheet are an integral part of this statement.

(1)

Reflects balances at December 31, 2004 for AlphaSmart.  Certain amounts have been reclassified to conform with Renaissance’s presentation.

(2)

To adjust AlphaSmart’s inventories to estimated fair market value.

(3)

To record liability for future payments under license agreement between AlphaSmart and a supplier, write off related prepaid expense balance and record fair value of the license agreement.

(4)

To record intangible assets resulting from the acquisition of AlphaSmart at fair value in the following amounts: (i) $4.1 million - customer relationships and (ii) tradename - $3.0 million.  The acquired customer relationships intangible is estimated to have a useful life of 10 years.  The acquired tradename intangible is estimated to have an indefinite useful life.

(5)

To record deferred income taxes on the temporary differences between the book and tax basis of assets acquired and liabilities assumed.

(6)

To record goodwill resulting from the acquisition of AlphaSmart based on the following computations, estimates and assumptions:

(In thousands except share and per share amount)
Outstanding shares of AlphaSmart common stock including immediately vested in-the money options	15,373
Purchase consideration per share	$ 3.75
Total purchase consideration	$ 57,650

Less fair value of net assets acquired
Net assets per 12/31/2004 AlphaSmart balance sheet	$ 15,285
Fair value of intangibles	7,100
Deferred income taxes	2,354
Other fair value adjustments	(5,296)
Fair value of net assets acquired	19,443
Subtotal	38,207
Plus estimated transaction costs	500
Goodwill resulting from the proposed acquisition	$ 38,707

(7)

To record the income tax benefit resulting from the exercise of the immediately vested in-the-money AlphaSmart stock options.

(8)

To eliminate AlphaSmart’s equity and record the payment of cash and issuance of 1,596,448 shares of Renaissance common stock to consummate the acquisition of AlphaSmart.  This is based on the following assumptions:  (i) consideration will be paid in the ratio of 55% cash and 45% stock, and (ii) to calculate the number of shares of Renaissance common stock to be exchanged for AlphaSmart common stock, an estimated volume weighted average price of $16.25 per share of Renaissance common stock was used.

(9)

To record the disposition of Generation21 as if it occurred on December 31, 2004.